EXHIBIT 99.2

Greylock Partners, LLC

          November 1, 2012

Myles Itkin, Executive Vice President, Chief Financial Officer and Treasurer
Overseas Shipholding Group, Inc.
666 Third Avenue
New York, New York 10017

Introduction

Overseas Shipholding Group, Inc. hereby retains Greylock Partners, LLC (“Greylock Partners”) to provide certain consulting services for OSG, and its affiliates (collectively, the “OSG”) effective as of the date of execution hereof.  In Greylock Partners’ role, John Ray, Sr. Managing Director, will serve as Chief Reorganization Officer (“CRO”), and Greylock Partners will provide Services (as defined herein) to OSG as set forth below.  This letter of engagement (the “Engagement”) and the related Standard Terms and Conditions together constitute the engagement contract and supersedes the agreement dated as of October 22, 2012 (the “Engagement Contract”) pursuant to which the Services will be provided.

Scope of Services

Greylock Partners shall assist OSG with the assembly of information, schedules, summaries and other data obtained from OSG’s records to assist OSG and its counsel with respect to any refinancing or restructuring or, if applicable, court filings with respect thereto (the “Project”).  Greylock Partners may from time to time at the request of OSG assist OSG with regard to communications with employees, vendors and key constituents related to the Project.  Greylock Partners may also provide assistance at the request of OSG with respect to the development of employee-related programs.

John Ray will serve as CRO and lead the Engagement, assisted as necessary by the consultants listed herein.  John Ray will assist and provide updates to OSG’s Chief Executive Officer and Chief Financial Officer in connection with the Engagement.  John Ray shall report directly to the Chairman of the Board of OSG.  All of the foregoing services to be performed by Greylock Partners are referred to as “Services.”

Fees

Fees in connection with this Engagement will be based upon the time incurred providing the Services based upon the individuals and their titles with Greylock Partners as shown below.

Per Hour
John Ray, Sr Managing Director	$595
Richard Lydecker, Managing Director	$550
Kathryn Schultea, Managing Director	$550
Raj Perubhatlu, Senior Director	$500
Mary Cilia, Senior Director	$500
Charrise Fraccascia, Director	$425
Terry Smith, Director	$425
David Kantorzcyk, Director	$425
Brandon Bangerter, Director	$425
Roger Smith, Associate	$225
Felicia Buenrostro, Associate	$150

Consultants may be added or substituted from time to time as necessary to complete the work and in consultation with OSG.  The hourly rate may be revised periodically.  Greylock Partners shall provide prompt notice of all such rate revisions.

In addition to the fees outlined above, Greylock Partners will bill for reasonable expenses which are incurred on your behalf during this Engagement, including, but not limited to airfare, meals, hotel accommodations, telephone, duplicating and printing and other reasonable and necessary charges.  Further, if Greylock Partners and/or any of its employees are required to testify or provide evidence at or in connection with any judicial or administrative proceeding relating to this matter, Greylock Partners will be compensated by you at its regular hourly rates and reimbursed for reasonable out of pocket expenses (including reasonable counsel fees) with respect thereto.  OSG has paid Greylock Partners a retainer in the amount of $250,000, which may be increased with approval by OSG.  Invoices for fees and expenses incurred in connection with this Engagement will be billed monthly or more frequently as agreed, and are due upon receipt.  The retainer may be reduced periodically by Greylock Partners for unpaid fees and expenses.

Terms and Conditions

The attached Standard Terms and Conditions set forth the duties of each party with respect to the Services.  Further, this letter and the Standard Terms and Conditions attached comprise the entire Engagement Contract for the provision of the Services to the exclusion of any other express or implied terms, whether expressed orally or in writing, including any conditions, warranties and representations, and shall supersede all previous proposals, letters of engagement, undertakings, agreements, understandings, correspondence and other communications, whether written or oral, regarding the Services.

Acknowledgement and Acceptance

Please acknowledge your acceptance of the terms of this Engagement Contract by signing both the confirmation below and the attached Standard Terms and Conditions and returning a copy of each to us at the above address.

If you have any questions regarding this letter or the attached Standard Terms and Conditions, please do not hesitate to contact John Ray.

GREYLOCK PARTNERS, LLC	OVERSEAS SHIPHOLDING GROUP, INC.
By: /s/John J. Ray III	By: /s/Myles Itkin
John J. Ray III	Myles Itkin
Sr. Managing Director	Executive Vice President, Chief
Financial Officer and Treasurer

STANDARD TERMS AND CONDITIONS

The following are the Standard Terms and Conditions on which Greylock Partners will provide the Services to Overseas Shipholding Group, Inc. (“OSG”) as set forth within the pre-fixed letter of engagement dated October 22, 2012.  The Engagement letter and the Standard Terms and Conditions (collectively the “Engagement Contract”) form the entire agreement between Greylock Partners and OSG relating to the Services and replace and supersede any previous proposals, letters of engagement, undertakings, agreements, understandings, correspondence and other communications, whether written or oral, regarding the Services.  The headings and titles in the Engagement Contract are included to make it easier to read but do not form part of the Engagement Contract.

1.	Reports and Advice

1.1 Use and purpose of advice and reports - Any advice given or report issued by Greylock Partners, other than any report Greylock Partners must file publicly as required by law, is provided for OSG’s use and benefit and only in connection with the purpose in respect of which the Services are provided.  Unless required by law or as provided in the preceding sentence, OSG shall not provide any advice given or report issued by Greylock Partners to any third party (other than OSG’s advisors, consultants and agents), without Greylock Partners’ prior written consent.  In no event, regardless of whether consent has been provided, shall Greylock Partners assume any responsibility to any third party to which any advice or report is disclosed or otherwise made available.

2.	Information and Assistance

2.1 Provision of information and assistance - Greylock Partner’s performance of the Services is dependent upon timely and complete access to such information and assistance as Greylock Partners may reasonably require from time to time.

2.2 No assurance on financial data - While Greylock Partners work may include an analysis of financial and accounting data, the Services will not include an audit, compilation or review of any kind of any financial statements or components thereof.  OSG or its other consultants will be responsible for any and all financial information provided to Greylock Partners during the course of this Engagement, and Greylock Partners will not examine or compile or verify any such financial information.  Moreover, the circumstances of the Engagement may cause Greylock Partners advice to be limited in certain respects based upon, among other matters, the extent of sufficient and available data and the opportunity for supporting investigations in the time period.  Accordingly, as part of this Engagement, Greylock Partners will not express any opinion or other form of assurance on financial information provided by OSG.

2.3 Prospective financial information - In the event the Services involve prospective financial information, Greylock Partners work will not constitute an examination or compilation, or apply agreed-upon procedures, in accordance with standards established by the American Institute of Certified Public Accountants or otherwise, and Greylock Partners will express no assurance of any kind on such information.  There will usually be differences between estimated and actual results, because events and circumstances frequently do not occur as expected, and those differences may be material.  Greylock Partners will take no responsibility for the achievability of results or events projected or anticipated by OSG’s management.

3.	Additional Services

3.1 Responsibility for other parties - Greylock Partners is not responsible for the work and fees of any other party engaged by, or affiliated with, OSG to provide services in connection with the Engagement, provided that Greylock Partners shall be responsible for any of its officers, employees and independent contractors employed by it.  Except as provided in this Engagement Contract, Greylock Partners shall not be responsible for providing or reviewing the advice or services of any such third party, including advice as to legal, regulatory, accounting or taxation matters.

4.	Confidentiality

For purposes of this Section 4, “Information” means all non-public, confidential or proprietary materials and information relating to the respective businesses and operations of OSG, whether owned by it or third parties, that is disclosed by OSG or its representatives or is acquired in the course of discussions or investigations, in whatever form provided, and includes, without limitation:  (a) financial, accounting and tax information; (b) business plans, products and services, marketing and sales information, customer lists, volumes and pricing information; (c) purchasing information; (d) employee lists, policies and files; (e) trade secrets, operating and training procedures, production processes, research and development data, samples, test results, formulas, designs, specifications, know-how, inventions and ideas, improvements, discoveries, software (including passwords and source and object code), database technologies, and any other intellectual property and other technical information; (f) all agreements and transaction information; (g) all notes, summaries, studies, analyses and other material that are prepared by Greylock Partners or its representatives and contain or are generated from Information.

“Information” does not include information that:  (i) is or becomes generally known by or available to the public other than as a result of a disclosure by Greylock Partners or its representatives in breach of this Engagement Contract; (ii) Greylock Partners can show, by competent evidence, was known to it or any of its representatives on a non-confidential basis prior to disclosure thereof to Greylock Partners or its representatives; (iii) becomes available to Greylock Partners or any of its representatives on a non-confidential basis from a source other than OSG or its representatives, provided that such source is not known to Greylock Partners or such representative to be subject to any prohibition against transmitting such information to it; or (iv) is independently developed by Greylock Partners or any of its representatives without reliance on the Information.

4.1 Use and Disclosure Restrictions – Greylock Partners acknowledges that all Information is valuable and confidential to OSG, remains its respective property and will be kept by Greylock Partners and its representatives and agents in strict confidence.  Greylock Partners will only use or copy the Information for the purpose of performing the Services under this Engagement Contract.  Greylock Partners will not, directly or indirectly, disclose Information to any person, except (a) on a confidential basis to its agents and representatives who need to know such Information for performing the Services under this Engagement Contract, (b) as specifically consented to in writing by the OSG or (c) as required by law (but subject, in the case of clause (c), to 4.2 below).  Greylock Partners will exercise reasonable care to preserve the confidentiality of the Information and will employ at least the same safeguards as it uses to protect its own confidential information of a similar nature.  Greylock Partners will not modify, disassemble, decompile or otherwise reverse engineer the Information.  Greylock Partners will be responsible for all uses, copying and disclosures of Information by its representatives and agents.  Greylock Partners acknowledges and agrees that a breach of the confidentiality provision shall irreparable harm to the Company and that remedies at law may be inadequate to redress any such breach, and therefore Greylock Partners acknowledges and agrees that the Company will be entitled to injunctive or similar equitable remedy against Greylock Partners and Greylock Partners will not take any action to oppose or hinder the Company in obtaining such relief.

Except as required by law, or as publicly available or permitted by the Engagement Contract, Greylock Partners will not, and will direct its representatives and agents not to, disclose to any person, other than those persons engaged by OSG, the Engagement, that any discussions or negotiations are taking place concerning the Project or any of the terms, conditions or other facts with respect to the Project, including the status thereof

4.2 Legally Required Disclosure - If Greylock Partners or any of its representatives or agents becomes legally compelled (whether by law, rule, regulation, subpoena or similar court or other lawful process) to disclose Information, Greylock Partners will promptly notify OSG so that OSG may (but it need not) seek a protective order or other appropriate remedy, with Greylock Partners’ cooperation, or waive compliance with the provisions of this Engagement Contract.  In any event, Greylock Partners and its representatives will furnish only that portion of the Information which, based on written advice of legal counsel, it believes is legally required and will exercise reasonable efforts to obtain reliable assurances that confidential treatment will be accorded to such Information.

4.3 Return and Destruction of Materials - Promptly after OSG’s request at any time and upon termination or expiration of this Engagement Contract, Greylock Partners will return all Information consisting of original documents received from OSG or its representatives and it will destroy all other Information that is in tangible form and is in its or its representatives’ and agents’ possession, without retaining copies.  Promptly after OSG’s request, Greylock Partners will certify such return or destruction in writing.

4.4 No Right Granted - Nothing in this Agreement is intended to grant to Greylock Partners or any of its representatives any intellectual property right or license or any other rights or interest for, in or to the Information.

4.5 Disclosing Confidential Information - Notwithstanding the above, either party will be entitled to disclose confidential information of the other to a third party to the extent that such third party is subject to a confidentiality agreement (or such other arrangement acceptable to OSG) with OSG to protect confidential information, or (subject to 4.2 above) such disclosure is required by valid legal process or by order of court of competent jurisdiction, provided that (and without breaching any legal or regulatory requirement) where reasonably practicable not less than 5 business days’ notice in writing is first given to the other party.

5.	Termination

5.1 Termination of Engagement - Either party may terminate the Engagement Contract upon 30 days notice.

5.2 Continuation of terms - The terms of the Engagement that by their context are intended to be performed after termination or expiration of this Engagement Contract and are intended to survive such termination or expiration shall continue to bind all parties, provided, however, that Greylock Partners shall be entitled to compensation, as set forth in the Engagement Contract, only up to and through the date on which Greylock Partners resigns, or is terminated by OSG.

6.   Indemnification; Limitation of Liability - You agree to indemnify and hold harmless Greylock Partners and its partners, directors, officers, employees, consultants, agents or representatives (collectively “Representatives”) against any loss, cost, expense, or liability, including attorney fees and costs (collectively “Liability”) related to the provision of the Services under the Engagement Contract, except to the extent such Liability is determined by final nonappealable order of a court of competent jurisdiction to have resulted from the gross negligence, fraud or reckless, intentional or willful misconduct of Greylock Partners or its Representatives.  Greylock Partners agrees to indemnify and hold harmless OSG and its Representatives against any Liability relating to the provision of the Services under the Engagement to the extend such Liability is determined by final non-appealable order of a court of competent jurisdiction to have resulted from gross negligence, fraud or reckless, intentional or willful misconduct of Greylock Partners or its Representatives.  In no event shall either party be liable for consequential, indirect or punitive damages, damages, damages for lost profits or opportunities or other like damages or claims of any kind and further, the maximum liability of Greylock Partners hereunder, other than circumstances determined by final non-appealable order of a court of competent jurisdiction to be fraud, reckless, intentional or willful misconduct, shall be the amount of fees paid to Greylock Partners.  Neither party may settle or compromise any liability for which indemnity may be sought hereunder without the prior consent of the other party which shall not be unreasonably withheld.  OSG shall procure and maintain Directors & Officers insurance coverage for the period in which John Ray serves as an Officer of OSG, with zero individual retention cost and unimpaired coverage limits of not less than $40 million annually.

7.   Governing Law and Jurisdiction - The Engagement Contract shall be governed by and interpreted in accordance with the laws of the State of New York, without giving effect to the choice of law provisions thereof.  The parties agree that any such dispute shall be heard and resolved in a state or federal court or competent jurisdiction located in the State of New York (New York County), except to the extent OSG is subject to the jurisdiction of a United States Bankruptcy Court in which case the parties agree to the jurisdiction of the Bankruptcy Court to hear and resolve any dispute under this Engagement Contract.  It is understood and agreed that no failure or delay by OSG in exercising any right, power or privilege hereunder shall operate as a waiver hereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any rights, power or privilege hereunder.

Confirmation of Standard Terms and Conditions

We agree to engage Greylock Partners, LLC upon the terms and conditions set forth herein.

Overseas Shipholding Group, Inc.
By: /s/Myles R. Itkin
Myles R. Itkin, Executive Vice President
Date: